Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of NV5 Holdings, Inc. (the “Company”) for the quarter ended September 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Dickerson Wright, Chief Executive Officer of the Company, and Michael P. Rama, Chief Financial Officer of the Company, each certify, to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2013

/s/ Dickerson Wright
Dickerson Wright Chairman, Chief Executive Officer, and President (Principal Executive Officer)

Date: November 13, 2013

/s/ Michael P. Rama
Michael P. Rama Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)

This certification accompanies the Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by NV5 Holdings, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that NV5 Holdings, Inc. specifically incorporates it by reference.

A signed original of this written statement required by Section 906 has been provided to NV5 Holdings, Inc. and will be retained by NV5 Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.